Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FIRST QUARTER 2014

•	Atlas Energy, L.P.’s (ATLS) E&P subsidiary, Atlas Resource Partners, L.P. (ARP), agreed to acquire low-decline oil production in northwest Colorado for $420 million; the new assets will increase cash flow and provide a stable, high margin income stream for ARP

•	ATLS’ midstream subsidiary, Atlas Pipeline Partners, L.P. (APL), recently announced several organic expansion projects, including a new 200 MMcfd facility in WestTx and an 80 MMcfd expansion to its SouthOk system

•	APL also extended its commitment agreement through 2032 with Pioneer Natural Resources and their development activity in the Permian Basin

•	APL also entered into an agreement to sell its 20% interest in the WestTX LPG line for $135 million to Martin Midstream Partners

Pittsburgh, PA – May 7, 2014 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the first quarter 2014.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “Our recently announced acquisition at ARP and organic expansions at APL have demonstrated the unique value that ATLS offers to its stakeholders. These and future activities will continue to increase cash flow at our subsidiaries, and provide substantial growth in ATLS cash distributions.”

Cash Distributions

•	ATLS declared a cash distribution of $0.46 per limited partner unit for the first quarter 2014, which represents a $0.15 per unit, or 48%, increase over the prior year first quarter. The first quarter 2014 ATLS distribution will be paid on May 20, 2014 to holders of record as of May 7, 2014. ATLS anticipates cash distributions to be $1.95 to $2.45 per common unit for full year 2014, based on distribution guidance provided by its subsidiaries, Atlas Resource Partners, L.P. (NYSE: ARP) (“ARP”) and Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL”).

•	ARP, Atlas Energy’s E&P subsidiary, paid monthly cash distributions totaling $0.58 per limited partner unit for the first quarter 2014, an approximate 14% increase over the prior year first quarter distribution. The most recent ARP distribution for March 2014 will be paid on May 15, 2014 to holders of record as of May 7, 2014.

•	On April 28, 2014, APL, Atlas Energy’s midstream subsidiary, declared a cash distribution for the first quarter 2014 of $0.62 per unit, a 5% increase from APL’s prior year quarter. This distribution will be paid on May 15, 2014 to holders of record as of May 8, 2014. ATLS will receive approximately $9.7 million of cash distributions based upon APL’s first quarter 2014 distribution.

Recent Events

Atlas Resource’s Acquisition of Oil Properties in Colorado

On May 7, 2014, ARP announced that it entered into a definitive agreement to acquire total reserves of approximately 47 million barrels of oil equivalent (“Mmboe”) of oil and natural gas liquids (“NGLs”), including proved developed producing reserves of approximately 25 Mmboe, for $420 million. The acquired position is located in the Rangely field in northwest Colorado, a mature tertiary CO2 flood with low-decline oil production. The transaction is subject to customary purchase price adjustments and is expected to close in the second quarter 2014, with an effective date of April 1, 2014.

The acquired assets are expected to provide ARP with a stable, high margin cash flow stream with a low-decline profile (average 3-4% annual decline rate over the past 15 years). The asset position is a tertiary oil recovery project using CO2 flood activity, and the production mix is predominantly oil at 90%, with the remainder coming from NGLs. ARP will have an approximate 25% non-operating net working interest in the assets, and Chevron Corporation will continue as operator. Material capital expenditures and growth projects are subject to ARP’s approval.

Approval of Atlas Resource’s Acquisition of GeoMet Properties

On February 14, 2014, ARP announced that it entered into a definitive agreement to acquire approximately 70 Bcfe of natural gas proved reserves in West Virginia and Virginia from GeoMet, Inc. (OTCQB: GMET) and certain of its subsidiaries (collectively, “GeoMet”) for $107 million, subject to customary adjustments, with an effective date of January 1, 2014. On May 5, 2014, the transaction was approved by a majority vote of GeoMet’s shareholders, and the transaction is expected to close in May 2014. ARP expects to benefit from the mature, low-decline production from the acquired assets, which will complement the company’s existing oil and gas base. The assets consist of approximately 70 Bcfe of proved reserves in West Virginia and Virginia, and are 100% natural gas and proved developed.

Atlas Pipeline’s Sale of WestTX LPG Line

On May 5, 2014, APL announced it entered into a definitive agreement to sell its subsidiaries that own a 20% stake in West Texas LPG Limited Partnership to a subsidiary of Martin Midstream Partners L.P. (NASDAQ: MMLP) for $135 million in cash, subject to certain closing adjustments. Proceeds from the sale will be used to further reduce APL’s outstanding debt, and APL expects the transaction to close during the second quarter of 2014, subject to customary closing conditions.

Atlas Pipeline’s Contract Extension with Pioneer and New WestTX Processing Facility

On April 24, 2014, APL announced that they have entered into an agreement with Pioneer Natural Resources (NYSE: PXD; “Pioneer”) to substantially expand Pioneer’s commitment to APL in the Permian Basin of West Texas. The amendment extends the contractual term for an additional 10 years (through 2032) and extends the area of mutual interest in Martin and Andrews Counties in the rapidly-developing northern part of the Basin. Responsive to the accelerating pace of activity in this portion of the play, APL will immediately undertake the construction of a new incremental 200 million cubic feet per day (“MMCFD”) cryogenic processing facility in the northern part of the Permian, scheduled to enter service in the second half of 2015. The Pioneer extension is under similar contract terms as the existing contract.

Atlas Pipeline Initiates Startup of Stonewall Plant in SouthOk

On May 1, 2014, APL announced they have brought into service the Stonewall plant in the Arkoma section of the Woodford Shale, which will add capacity to APL’s SouthOK system. APL is also accelerating plans to potentially increase the capacity at Stonewall, given increasing activity by Arkoma Basin and South Central Oklahoma Oil Province (SCOOP) producers. The Stonewall plant, a new cryogenic processing facility on the SouthOK system, has been brought into start-up operations with an initial processing capacity of 120 MMCFD. Due to the increase in activity in Southern Oklahoma, the Partnership is expecting to accelerate the timeframe of the planned 80 MMCFD expansion at the new Stonewall plant, bringing its total processing capacity to 200 MMCFD. Additionally, construction is continuing on the project to connect the Velma and Arkoma portions of the SouthOK system, which is expected be complete in September of 2014.

Atlas Energy’s Arkoma Production

ATLS had net production of approximately 11.3 million cubic feet equivalents per day (“Mmcfed”) in the first quarter 2014 from its Arkoma assets, with production margin of approximately $2.3 million in the period. Production in the Arkoma region was partially affected by the severe winter weather which occurred during the current period.

ARP’s First Quarter 2014 Highlights

•	ARP’s average net daily production for the first quarter 2014 was 246.6 Mmcfed, an increase of approximately 85% from the prior year comparable quarter and a decrease of approximately 5% from the fourth quarter 2013. The sequential decrease in production was due to the adverse impact from winter weather during the first quarter 2014. During much of the period, the weather impact affected the ability to service producing wells, namely in the Mid-Continent region, and also delayed the connection of newly completed wells into sales lines. As a result, oil and gas production from certain areas was restricted for periods of time, which directly affected realized production margin for the first quarter 2014. ARP has estimated the impact was approximately $3.5 million to Distributable Cash Flow from weather-related issues in the quarter. The increase in net production from the first quarter 2013 was due primarily to the acquisition of producing assets from EP Energy in July 2013, located in the Raton Basin (New Mexico), Black Warrior Basin (Alabama) and County Line region (Wyoming).

•	ARP’s realized price for natural gas across all of its regions, excluding the effect of financial hedges, was $4.68 per thousand cubic feet (“mcf”) in the first quarter 2014, compared to $3.35 per mcf in the fourth quarter 2013, a sequential increase of approximately 40%. Net realized natural gas prices including the effect of hedge positions was $4.07 per mcf for the current period, an increase of $0.44, or 12%, from the fourth quarter 2013.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 34% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP first quarter 2014 earnings release for additional details on its financial results.

APL’s First Quarter 2014 Highlights

During the first quarter 2014, APL’s processed volumes on its gathering and processing systems in the Mid Continent region, primarily in Texas and Oklahoma, were approximately 1.37 billion cubic feet per day (“Bcfd”), approximately 32% higher than the prior year comparable quarter’s volumes. APL processed over 113,000 barrels per day (“bpd”) of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 5.8% limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL first quarter 2014 earnings release for additional details on its financial results.

Hedge Positions

In connection with its acquisition from EP Energy in July 2013 of natural gas proved reserves in the Arkoma Basin (“Arkoma Assets”), ATLS entered into direct natural gas hedge positions for a substantial portion of its production through 2018. A summary of ATLS’s derivative positions as of May 7, 2014 is provided in the financial tables of this release.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $3.9 million for the first quarter 2014, an increase of $2.3 million from the fourth quarter 2013 and $0.9 million higher than the prior year comparable quarter. The sequential increase in expense was due primarily to the seasonality of certain public company costs, which are weighted more heavily to the first half of the year. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•

Cash interest expense, excluding amounts attributable to APL and ARP, was $4.0 million for the first quarter 2014, consistent with the fourth quarter 2013 and $3.8 million higher than the prior year comparable quarter. The increase from the prior year was due primarily to interest expense on ATLS’ $240 million term loan credit facility, which was entered into in July 2013 to fund the acquisition of the Arkoma Assets from EP Energy and the purchase of the

Class C convertible preferred units from ARP. As of March 31, 2014, ATLS had approximately $239 million of total debt, with no borrowings outstanding under its $50 million revolving credit facility, and a cash position of approximately $13 million.

*  *  *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s first quarter 2014 results on Thursday, May 8, 2014 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 1:00 p.m. ET on May 8, 2014 by dialing 855-859-2056, passcode: 30755727.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 34% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 13,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Mississippi Lime (OK), the Raton Basin (NM) and Black Warrior Basin (AL). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 15 active gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisition; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Gas and oil production	$100,825	$46,064
Well construction and completion	49,377	56,478
Gathering and processing	710,980	420,087
Administration and oversight	1,729	1,085
Well services	5,479	4,816
Loss on mark-to-market derivatives(1)	(8,671)	(12,083)
Other, net	543	5,655

Total revenues	860,262	522,102

Costs and expenses:
Gas and oil production	38,758	15,216
Well construction and completion	42,936	49,112
Gathering and processing	604,954	351,741
Well services	2,482	2,318
General and administrative	48,402	40,658
Depreciation, depletion and amortization	101,278	51,666

Total costs and expenses	838,810	510,711

Operating income	21,452	11,391

Loss on asset sales and disposal	(1,603)	(702)
Interest expense	(41,314)	(25,810)
Loss on early extinguishment of debt	—	(26,582)

Net loss before tax	(21,465)	(41,703)
Income tax benefit	398	9

Net loss	(21,067)	(41,694)
Loss attributable to non-controlling interests	7,142	29,098

Net loss attributable to common limited partners	$(13,925)	$(12,596)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.27)	$(0.25)

Weighted average common limited partner units outstanding:
Basic and Diluted	51,491	51,369

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$24,779	$23,501
Accounts receivable	327,031	279,464
Current portion of derivative asset	161	2,066
Subscriptions receivable	—	47,692
Prepaid expenses and other	42,213	27,612

Total current assets	394,184	380,335

Property, plant and equipment, net	5,024,505	4,910,875
Intangible assets, net	655,679	697,234
Investment in joint venture	269,058	248,301
Goodwill, net	402,180	400,356
Long-term derivative asset	28,325	30,868
Other assets, net	124,305	124,672

	$6,898,236	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$2,794	$2,924
Accounts payable	187,899	149,279
Liabilities associated with drilling contracts	—	49,377
Accrued producer liabilities	191,066	152,309
Current portion of derivative liability	36,929	17,630
Accrued interest	21,689	47,402
Accrued well drilling and completion costs	72,158	40,899
Accrued liabilities	76,475	87,435

Total current liabilities	589,010	547,255

Long-term debt, less current portion	2,830,337	2,886,120
Deferred income taxes, net	32,892	33,290
Asset retirement obligations and other	105,629	103,100

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	345,045	361,511
Accumulated other comprehensive income	2,140	10,338

	347,185	371,849
Non-controlling interests	2,993,183	2,851,027

Total partners’ capital	3,340,368	3,222,876

	$6,898,236	$6,792,641

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net loss attributable to common limited partners per unit - basic	$(0.27)	$(0.25)

Cash distributions paid per unit(1)	$0.46	$0.31

Production volume: (2)(3)
ATLAS ENERGY:
Natural gas (Mcfd)	11,502	—
Oil (Bpd)	50	—
Natural gas liquids (Bpd)	31	—

Total (Mcfed)	11,991	—

ATLAS RESOURCES:
Natural gas (Mcfd)	216,688	107,255
Oil (Bpd)	1,568	1,101
Natural gas liquids (Bpd)	3,422	3,197

Total (Mcfed)	246,628	133,039

TOTAL:
Natural gas (Mcfd)	228,191	107,255
Oil (Bpd)	1,618	1,101
Natural gas liquids (Bpd)	3,453	3,197

Total (Mcfed)	258,619	133,039

Average sales prices:(3)
ATLAS ENERGY:
Natural gas (per Mcf) (4)	$3.98	$—
Oil (per Bbl)	$82.71	$—
Natural gas liquids (per gallon)	$0.70	$—
ATLAS RESOURCES:
Natural gas (per Mcf) (4)	$4.07	$3.33
Oil (per Bbl)(5)	$87.04	$88.89
Natural gas liquids (per gallon) (6)	$0.76	$0.68
TOTAL:
Natural gas (per Mcf) (4)	$4.06	$3.33
Oil (per Bbl)(5)	$86.90	$88.89
Natural gas liquids (per gallon) (6)	$0.76	$0.68

Production costs:(3)(7)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$1.03	$—
Production taxes per Mcfe	0.29	—
Transportation and compression expenses per Mcfe	0.50	—

Total production costs per Mcfe	$1.82	$—

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.17	$0.97
Production taxes per Mcfe	0.27	0.22
Transportation and compression expenses per Mcfe	0.29	0.16

Total production costs per Mcfe	$1.73	$1.35

TOTAL:
Lease operating expenses per Mcfe	$1.16	$0.97
Production taxes per Mcfe	0.27	0.22
Transportation and compression expenses per Mcfe	0.30	0.16

Total production costs per Mcfe	$1.74	$1.35

ATLAS PIPELINE:
Production volume:(3)
Gathered gas volume (Mcfd)	1,465,052	1,187,334
Processed gas volume (Mcfd)	1,366,587	1,032,865
Residue gas volume (Mcfd)	1,164,513	916,667
NGL volume (Bpd)	113,413	84,048
Condensate volume (Bpd)	4,306	3,565

Average sales prices:(3)
Natural gas (per Mcf)	$4.75	$3.17
Condensate (per Bbl)	$89.05	$86.00
Natural gas liquids (per gallon)	$1.07	$0.84

(1)	Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	ATLS’ average sales price for natural gas before the effects of financial hedging was $4.49 per Mcf for the three months ended March 31, 2014, ARP’s average sales prices for natural gas before the effects of financial hedging were $4.68 per Mcf and $2.90 per Mcf for the three months ended March 31, 2014 and 2013, respectively, and total average sales prices for natural gas before the effects of financial hedging were $4.67 per Mcf and $2.90 per Mcf for the three months ended March 31, 2014 and 2013, respectively. ARP’s amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, ARP’s average natural gas sales prices were $3.80 per Mcf ($4.42 per Mcf before the effects of financial hedging) and $3.01 per Mcf ($2.59 per Mcf before the effects of financial hedging) for the three months ended March 31, 2014 and 2013, respectively. Including the effect of this subordination, total average realized gas sales price was $3.81 per Mcf ($4.42 per Mcf before the effects of financial hedging) and $3.01 per Mcf ($2.59 per Mcf before the effects of financial hedging) for the three months ended March 2014 and 2013, respectively.
(5)	ARP’s average sales prices for oil before the effects of financial hedging were $93.18 per barrel and $90.80 per barrel for the three months ended March 31, 2014 and 2013, respectively. Total average sales prices for oil before the effects of financial hedging were $92.86 per barrel and $90.80 per barrel for the three months ended March 31, 2014 and 2013, respectively.
(6)	ARP and total average sales prices for natural gas liquids before the effects of financial hedging were $0.85 per gallon and $0.68 per gallon for the three months ended March 31, 2014 and 2013, respectively.
(7)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, ARP’s lease operating expenses per Mcfe were $1.10 per Mcfe ($1.66 per Mcfe for total production costs) and $0.90 per Mcfe ($1.27 per Mcfe for total production costs) for the three months ended March 31, 2014 and 2013, respectively. Including the effects of these costs, total lease operating expenses per Mcfe were $1.09 per Mcfe ($1.67 per Mcfe for total production costs) and $0.90 per Mcfe ($1.27 per Mcfe for total production costs) for the three months ended March 31, 2014 and 2013, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended
	March 31,
	2014	2013
Reconciliation of net loss to non-GAAP measures(1):
Net loss	$(21,067)	$(41,694)
Atlas Resource net loss attributable to ATLS common limited partners	1,698	3,338
Atlas Resource cash distributions earned by ATLS(2)	17,497	11,637
Atlas Pipeline net (income) loss attributable to ATLS common limited partners	(2,997)	433
Atlas Pipeline cash distributions earned by ATLS(2)	9,663	7,372
Development Subsidiary net loss attributable to ATLS common limited partners	433	—
Development Subsidiary cash distributions earned by ATLS(2)	39	—
Non-recurring spinoff and acquisition costs	77	—
Amortization of deferred finance costs	495	59
Depreciation, depletion and amortization	1,582	—
Non-cash stock compensation expense	7,365	5,776
Maintenance capital expenditures(3)	(300)	—
Other non-cash adjustments	99	(168)
Loss attributable to non-controlling interests	7,142	29,098

Distributable Cash Flow(1)	$21,726	$15,851

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(2):
Limited Partner Units	$14,333	$10,691
Class A Units (2%)	869	498
Incentive Distribution Rights	2,295	448

Total Atlas Resource Cash Distributions Earned(2)	17,497	11,637

per limited partner unit	$0.58	$0.51

Atlas Pipeline Cash Distributions Earned(2):
Limited Partner Units	3,568	3,395
General Partner 2% Interest	1,127	981
Incentive Distribution Rights	4,968	2,996

Total Atlas Pipeline Cash Distributions Earned(2)	9,663	7,372

per limited partner unit	$0.62	$0.59

Development Subsidiary Cash Distributions Earned(2)	39	—

Total Cash Distributions Earned	27,199	19,009

Production Margin	2,279	—
Cash general and administrative expenses(4)	(3,924)	(2,987)
Other, net	440	5

Adjusted EBITDA(1)	25,994	16,027
Cash interest expense(5)	(3,968)	(176)
Maintenance capital expenditures(3)	(300)	—

Distributable Cash Flow(1)	$21,726	$15,851

Distributions Paid(6)	$23,864	$15,926
per limited partner unit	$0.46	$0.31

Shortfall of distributable cash flow with discretionary adjustments by the Board of Directors of the General Partner after distributions to unitholders(7)	$(2,138)	$(75)

(1)

EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships

(“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	The viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its credit facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and APL within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	Represents the cash distribution paid by ARP, APL and its new Development Subsidiary within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(3)	Production from oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.
(4)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(5)	Excludes non-cash amortization of deferred financing costs.
(6)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(7)

ATLS seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future Distributable Cash Flow amounts allow for it and are expected to be sustained. ATLS’ determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to Distributable Cash Flow are based upon its assessment of numerous factors which affect it, ARP and APL and the cash distributions it receives from these subsidiaries, including but not limited to future commodity price and interest rate movements, variability of operating asset performance, weather effects, and financial leverage. ATLS also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to Distributable Cash Flow due to the variability of its Distributable Cash Flow generated each quarter, which could cause it to have more or less excess (shortfalls) generated from quarter to quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2014
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$238,800	$889,388	$1,704,943	$2,833,131
Less: Cash	(13,058)	(1,965)	(9,756)	(24,779)

Total net debt/(cash)	225,742	887,423	1,695,187	2,808,352

Partners’ capital	347,185	1,093,990	2,345,411	3,340,368	(1)

Total capitalization	$572,927	$1,981,413	$4,040,598	$6,148,720

Ratio of net debt to capitalization	0.39x

(1)	Net of eliminated amounts.

	December 31, 2013
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$239,400	$942,334	$1,707,310	$2,889,044
Less: Cash	(16,759)	(1,828)	(4,914)	(23,501)

Total net debt/(cash)	222,641	940,506	1,702,396	2,865,543

Partners’ capital	371,849	1,067,291	2,259,905	3,222,876	(2)

Total capitalization	$594,490	$2,007,797	$3,962,301	$6,088,419

Ratio of net debt to capitalization	0.37x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of May 7, 2014)

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)
2014(b)	$4.18	2,070,000
2015	$4.30	2,280,000
2016	$4.43	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.
(b)	Reflects hedges covering the last nine months of 2014.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$4,580	$96,245	$—	$—	$100,825
Well construction and completion	—	49,377	—	—	49,377
Gathering and processing	—	4,468	706,567	(55)	710,980
Administration and oversight	—	1,729	—	—	1,729
Well services	—	5,479	—	—	5,479
Loss on mark-to-market derivatives	—	—	(8,671)	—	(8,671)
Other, net	303	47	193	—	543

Total revenues	4,883	157,345	698,089	(55)	860,262

Costs and expenses:
Gas and oil production	1,966	36,792	—	—	38,758
Well construction and completion	—	42,936	—	—	42,936
Gathering and processing	—	4,413	600,596	(55)	604,954
Well services	—	2,482	—	—	2,482
General and administrative	14,007	16,455	17,940	—	48,402
Depreciation, depletion and amortization	1,802	50,237	49,239	—	101,278

Total costs and expenses	17,775	153,315	667,775	(55)	838,810

Operating income (loss)	(12,892)	4,030	30,314	—	21,452

Loss on asset sales and disposal	—	(1,603)	—	—	(1,603)
Interest expense	(4,463)	(13,188)	(23,663)	—	(41,314)
Loss on early extinguishment of debt	—	—	—	—	—

Net income (loss) before tax	(17,355)	(10,761)	6,651	—	(21,465)
Income tax benefit	—	—	398	—	398

Net income (loss)	(17,355)	(10,761)	7,049	—	(21,067)
(Income) loss attributable to non-controlling interests	—	—	(2,462)	9,604	7,142

Net income (loss) attributable to common limited partners	$(17,355)	$(10,761)	$4,587	$9,604	$(13,925)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$46,064	$—	$—	$46,064
Well construction and completion	—	56,478	—	—	56,478
Gathering and processing	—	3,585	416,573	(71)	420,087
Administration and oversight	—	1,085	—	—	1,085
Well services	—	4,816	—	—	4,816
Loss on mark-to-market derivatives	—	—	(12,083)	—	(12,083)
Other, net	173	20	5,462	—	5,655

Total revenues	173	112,048	409,952	(71)	522,102

Costs and expenses:
Gas and oil production	—	15,216	—	—	15,216
Well construction and completion	—	49,112	—	—	49,112
Gathering and processing	—	4,413	347,399	(71)	351,741
Well services	—	2,318	—	—	2,318
General and administrative	8,763	17,567	14,328	—	40,658
Depreciation, depletion and amortization	—	21,208	30,458	—	51,666

Total costs and expenses	8,763	109,834	392,185	(71)	510,711

Operating income (loss)	(8,590)	2,214	17,767	—	11,391

Loss on asset sales and disposal	—	(702)	—	—	(702)
Interest expense	(235)	(6,889)	(18,686)	—	(25,810)
Loss on early extinguishment of debt	—	—	(26,582)	—	(26,582)

Net loss before tax	(8,825)	(5,377)	(27,501)	—	(41,703)
Income tax expense	—	—	9	—	9

Net loss	(8,825)	(5,377)	(27,492)	—	(41,694)
(Income) loss attributable to non-controlling interests	—	—	(1,369)	30,467	29,098

Net loss attributable to common limited partners	$(8,825)	$(5,377)	$(28,861)	$30,467	$(12,596)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2014

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$13,058	$1,965	$9,756	$—	$24,779
Accounts receivable	4,193	78,127	244,711	—	327,031
Receivable from (advances from) affiliates	31,502	(24,413)	(7,089)	—	—
Current portion of derivative asset	—	161	—	—	161
Subscriptions receivable	—	—	—	—	—
Prepaid expenses and other	356	17,481	24,376	—	42,213

Total current assets	49,109	73,321	271,754	—	394,184

Property, plant and equipment, net	74,003	2,125,189	2,825,313	—	5,024,505
Intangible assets, net	—	895	654,784	—	655,679
Investment in joint venture	—	—	269,058	—	269,058
Goodwill, net	—	31,784	370,396	—	402,180
Long-term derivative asset	1,367	23,749	3,209	—	28,325
Investment in subsidiaries	446,218	—	—	(446,218)	—
Other assets, net	36,396	42,554	45,355	—	124,305

	$607,093	$2,297,492	$4,439,869	$(446,218)	$6,898,236

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$2,400	$—	$394	$—	$2,794
Accounts payable	5,096	94,472	88,331	—	187,899
Liabilities associated with drilling contracts	—	—	—	—	—
Accrued producer liabilities	—	—	191,066	—	191,066
Current portion of derivative liability	770	22,372	13,787	—	36,929
Accrued interest	43	7,843	13,803	—	21,689
Accrued well drilling and completion costs	5,959	66,199	—	—	72,158
Accrued liabilities	2,898	31,118	42,459	—	76,475

Total current liabilities	17,166	222,004	349,840	—	589,010

Long-term debt, less current portion	236,400	889,388	1,704,549	—	2,830,337
Deferred income taxes, net	—	—	32,892	—	32,892
Asset retirement obligations and other	6,342	92,110	7,177	—	105,629

Partners’ Capital:
Common limited partners’ interests	345,045	1,089,092	2,277,097	(3,366,189)	345,045
Accumulated other comprehensive income	2,140	4,898	—	(4,898)	2,140

	347,185	1,093,990	2,277,097	(3,371,087)	347,185
Non-controlling interests	—	—	68,314	2,924,869	2,993,183

Total partners’ capital	347,185	1,093,990	2,345,411	(446,218)	3,340,368

	$607,093	$2,297,492	$4,439,869	$(446,218)	$6,898,236

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2013

	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,759	$1,828	$4,914	$—	$23,501
Accounts receivable	1,345	58,822	219,297	—	279,464
Receivable from (advances from) affiliates	29,654	(26,742)	(2,912)	—	—
Current portion of derivative asset	1	1,891	174	—	2,066
Subscriptions receivable	—	47,692	—	—	47,692
Prepaid expenses and other	122	10,097	17,393	—	27,612

Total current assets	47,881	93,588	238,866	—	380,335

Property, plant and equipment, net	65,865	2,120,818	2,724,192	—	4,910,875
Intangible assets, net	—	963	696,271	—	697,234
Investment in joint venture	—	—	248,301	—	248,301
Goodwill, net	—	31,784	368,572	—	400,356
Long-term derivative asset	1,514	27,084	2,270	—	30,868
Investment in subsidiaries	476,169	—	—	(476,169)	—
Other assets, net	35,390	42,821	46,461	—	124,672

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$2,400	$—	$524	$—	$2,924
Accounts payable	882	69,346	79,051	—	149,279
Liabilities associated with drilling contracts	—	49,377	—	—	49,377
Accrued producer liabilities	—	—	152,309	—	152,309
Current portion of derivative liability	33	6,353	11,244	—	17,630
Accrued interest	43	20,622	26,737	—	47,402
Accrued well drilling and completion costs	418	40,481	—	—	40,899
Accrued liabilities	9,192	30,794	47,449	—	87,435

Total current liabilities	12,968	216,973	317,314	—	547,255

Long-term debt, less current portion	237,000	942,334	1,706,786	—	2,886,120
Deferred income taxes, net	—	—	33,290	—	33,290
Asset retirement obligations and other	5,002	90,460	7,638	—	103,100

Partners’ Capital:
Common limited partners’ interests	361,511	1,041,592	2,200,645	(3,242,237)	361,511
Accumulated other comprehensive income	10,338	25,699	—	(25,699)	10,338

	371,849	1,067,291	2,200,645	(3,267,936)	371,849
Non-controlling interests	—	—	59,260	2,791,767	2,851,027

Total partners’ capital	371,849	1,067,291	2,259,905	(476,169)	3,222,876

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of March 31, 2014:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	28.6%
Preferred units	3,749,986	5.1%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		35.7%

DEVELOPMENT SUBSIDIARY:
General partner interest	83.1%	2.0%
Common units	200,010	15.2%
Incentive distribution rights	83.1%	N/A

Total Atlas Energy ownership interests in Development Subsidiary		17.2%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	5.8%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		6.8%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%